Exhibit 99.1

               New York Community Bancorp, Inc. Reports
     3rd Quarter 2002 Diluted EPS of $0.58; Raises 2002 and 2003
         Diluted EPS Estimates to $2.15-$2.17 and $2.52-$2.55

    WESTBURY, N.Y.--(BUSINESS WIRE)--Oct. 16, 2002--New York Community
Bancorp, Inc. (Nasdaq: NYCB) today reported third quarter 2002 earnings of $60.4 million, as compared to $15.6 million for the third quarter of 2001. Included in the 2001 amount was a net charge of $13.0 million, or $0.15 per share, primarily stemming from the Company's merger-of-equals with Richmond County Financial Corp. ("Richmond County") on July 31st(1,2). Excluding this charge, the Company's diluted earnings per share rose from $0.33 in the third quarter of 2001 to $0.58 in the third quarter of 2002, signifying an increase of 75.8%.
    For the nine months ended September 30, 2002, the Company recorded earnings of $164.8 million, as compared to $61.9 million for the nine months ended September 30, 2001. Included in the 2001 amount was a net charge of $2.7 million, equivalent to $0.04 per share(3,4). Excluding this charge, the Company's diluted earnings per share rose from $0.91 in the first nine months of 2001 to $1.61 in the first nine months of 2002, signifying an increase of 76.9%.
    The Company also reported a 33.5% increase in third quarter 2002 cash earnings to $64.3 million and an 80.6% increase in nine-month 2002 cash earnings to $190.6 million. On a diluted per share basis, the Company's three- and nine-month 2002 cash earnings rose 10.9% and 24.8%, respectively, to $0.61 and $1.86.
    Commenting on the quarter, President and Chief Executive Officer Joseph R. Ficalora stated, "The Company's existing strength, and its capacity to grow earnings further, is reflected in the solid performance we recorded in the third quarter of the year. At 4.28% and 4.44% our spread and margin were up 84 and 81 basis points from the year-earlier measures, while our net interest income totaled $99 million, up 66%. At 2.39% and 19.74%, our returns on assets and equity continued to be well above the average industry measures and, despite the significant franchise growth we've achieved through merger transactions, our efficiency ratio amounted to 27.64%. The extent of the Company's financial strength is further conveyed by the quality of our assets: at 0.11%, our ratio of non-performing assets to total assets is at a record low.

    "Based on our third quarter performance, and our current fourth quarter expectations, we are raising our diluted earnings per share projections for both 2002 and 2003," Mr. Ficalora said. "Our current projections call for 2002 diluted earnings per share in the range of $2.15 to $2.17, and 2003 diluted earnings per share in the range of $2.52 to $2.55.
    "The Company's capacity to earn has largely been driven by multi-family loan production and by the solid performance of our growing portfolio. Now totaling $4.2 billion, multi-family loans continue to be our principal asset, and the primary source of our ongoing strength in the face of economic unrest. Such loans represent a solid 79% of current mortgage loans outstanding, and are quickly approaching the 86% we enjoyed prior to our first merger transaction nearly two years ago.
    "Although a reduction in asset yields led to one- and four-basis point drops in our spread and margin on a linked-quarter basis, the strength of our third-quarter measures gives us room to deal with any additional pressure on asset yields that may come in the months ahead. In addition, we now have completed the yearlong restructuring of our assets, and our mortgage pipeline is up to $680 million as of today.
    "The consistency of our diluted earnings per share over the last two quarters provides additional insight into our earnings capacity," Mr. Ficalora continued. "The calculation of third quarter 2002 earnings per share reflects the full-quarter impact of 5.9 million shares issued in the second quarter pursuant to our successful secondary offering.
    "At a time of pronounced volatility in the economy and the markets, we believe that the various qualities that distinguish us from our brethren are the qualities that investors should be investing in," Mr. Ficalora concluded. "We are confident in our ability to generate a performance that continues to distinguish New York Community Bancorp within our industry."

    Earnings Summary for the Three Months Ended September 30, 2002

    The following line items reflect three months of consolidated operations with Richmond County in the third quarter of 2002, as compared to two months of consolidated operations in the third quarter of 2001.

    Interest Income

    In the third quarter of 2002, the Company recorded interest income of $154.3 million, up from $121.0 million in the third quarter of 2001. The 27.5% increase was driven by a $2.4 billion, or 37.4%, rise in the average balance of interest-earning assets to $8.9 billion, tempered by a 47-basis point drop in the average yield to 6.93%. While the lower yield reflects the decline in market interest rates and the restructuring of the Company's assets, the higher volume reflects the benefits of its leveraging program, which has capitalized on the attractive yield curve during the past twelve months.
    Reflecting a record volume of mortgage loan production, mortgage and other loans generated $99.9 million, or 64.7%, of total interest income in the current third quarter, up $9.7 million, or 10.7%, from the year-earlier amount. The increase was fueled by a $679.6 million, or 14.6%, rise in the average balance of loans to $5.3 billion, which offset a 20-basis point decline in the average yield to 7.50%.
    Mortgage-backed securities accounted for $45.4 million, or 29.4%, of total interest income in the current third quarter, up from $22.2 million, or 18.4%, in the year-earlier three months. The increase stemmed from a $1.6 billion rise in the average balance to $2.9 billion, outweighing a 48-basis point drop in the average yield to 6.15%.

    Interest Expense

    The Company recorded third quarter 2002 interest expense of $55.5 million, down $6.1 million, or 9.9%, from the third quarter 2001 amount. While the average balance of interest-bearing liabilities rose $2.1 billion, or 34.7%, to $8.3 billion, the increase was largely offset by a 131-basis point reduction in the average cost of funds to 2.65%. The reduction in interest expense was supported by three primary factors: a shift in the deposit mix in favor of low-cost core deposits; the Company's emphasis on the sale of third-party products in lieu of higher cost deposits; and the downward repricing of CDs during a period of declining market interest rates.

    The interest expense derived from CDs fell $17.3 million to $11.5 million, the result of a $397.2 million decline in the average balance to $1.9 billion and a 257-basis point decline in the average cost of such funds to 2.40%.
    The interest expense derived from other deposits (NOW and money market accounts, savings accounts, and mortgagors' escrow) fell $1.3 million to $9.8 million, the net effect of an $883.4 million rise in the average balance to $3.3 billion and a 64-basis point reduction in the average cost of such funds to 1.19%. The higher average balance includes a $108.8 million increase in average non-interest-bearing deposits to $463.0 million.
    In connection with the Company's year-long leveraging program, the average balance of borrowings rose $1.8 billion to $3.6 billion, generating a $12.5 million increase in interest expense to $34.1 million. The higher balance was tempered, in part, by a 95-basis point reduction in the average cost of borrowings to 3.80%.

    Net Interest Income

    Net interest income rose 66.3% to $98.9 million in the current third quarter from $59.4 million in the third quarter of 2001. The increase was fueled by the leveraged growth of the Company's interest-earning assets, as the Company parlayed the increase in short-term borrowings and low-cost core deposits into the production of multi-family mortgage loans and investments in securities. These factors also combined to expand the Company's interest rate spread and net interest margin, which rose 84 and 81 basis points, respectively, to 4.28% and 4.44%.
    At $98.9 million, the Company's third quarter 2002 net interest income was $3.4 million higher than the second quarter 2002 level, and thus contributed to the year-over-year increase. At the same time, its spread and margin were one and four basis points lower, respectively, than the linked-quarter measures, largely reflecting the planned leveraging of the capital raised in the aforementioned secondary offering. While the restructuring of the balance sheet also contributed to the modest linked-quarter drop in spread and margin, management believes that the resultant mix of assets is better positioned to withstand the pressures of economic adversity and interest rate volatility.

    Provision for Loan Losses

    The provision for loan losses was suspended in the current third quarter, consistent with the Company's practice since the third quarter of 1995. The decision to suspend the provision is indicative of management's current assessment of the allowance for loan losses, which considers, among other items, the quality of the loan portfolio.

    Other Operating Income

    The Company recorded other operating income of $23.6 million in the third quarter of 2002, as compared to $32.0 million in the third quarter of 2001. While the 2002 amount included net securities gains of $3.9 million (equivalent to $2.5 million, or $0.02 per share, on an after-tax basis), the 2001 amount included net securities gains of $16.4 million and $2.0 million in gains on the sale of loans and a bank-owned property. Excluding the respective gains, the Company's other operating income rose to $19.7 million in the current third quarter from $13.6 million in the year-earlier three months. The 44.6% increase was boosted by a $2.0 million rise in fee income to $10.8 million and a $4.0 million rise in core other income to $8.9 million.

    Non-interest Expense

    The Company recorded non-interest expense of $35.3 million in the current third quarter and $52.2 million in the third quarter of 2001. In accordance with its adoption of SFAS Nos. 141 and 142 on January 1, 2002, the Company has discontinued the amortization of goodwill stemming from its acquisition of Haven Bancorp ("Haven") on November 30, 2000, but continues to amortize the core deposit intangible ("CDI") stemming from its merger with Richmond County on July 31, 2001. The amortization of CDI amounted to $1.5 million in the current third quarter; by comparison, the amortization of goodwill and CDI amounted to $2.5 million in the year-earlier three months.
    Operating expense totaled $33.8 million in the current third quarter, representing 1.34% of average assets, down from $49.7 million, representing 2.72% of average assets, in the third quarter of 2001. Included in the latter amount was the non-recurring merger-related charge of $22.0 million, recorded in compensation and benefits. Excluding this charge, the Company's third quarter 2001 operating expense amounted to $27.7 million and its core compensation and benefits expense amounted to $13.7 million. The Company's third quarter 2002 operating expense thus reflected a $5.3 million increase in core compensation and benefits expense to $19.0 million; a $722,000 increase in occupancy and equipment expense to $6.0 million; and a $313,000 increase in other expense to $1.1 million. These increases were partly offset by a $254,000 decline in general and administrative ("G&A") expense to $7.7 million.
    Reflecting the Company's stringent approach to cost containment, and the growth of its net interest income, the efficiency ratio improved to 27.64% in the third quarter of 2002.

    Income Tax Expense

    The Company recorded income tax expense of $26.8 million in the current third quarter, up from $23.6 million in the year-earlier three months. The increase reflects a $47.9 million rise in pre-tax income to $87.1 million and an effective tax rate of 30.7%, as compared to 60.2% in the year-earlier three months. The higher effective tax rate in 2001 reflects the aforementioned $3.0 million tax rate adjustment and the non-deductibility of the aforementioned merger-related expense.

    Earnings Summary for the Nine Months Ended September 30, 2002

    The following line item comparisons reflect nine and two months, respectively, of consolidated operations with Richmond County in the nine months ended September 30, 2002 and 2001.

    Interest Income

    The Company recorded nine-month 2002 interest income of $447.8 million, up from $283.7 million in the year-earlier nine months. The 57.8% increase was fueled by a $3.5 billion, or 68.9%, rise in average interest-earning assets to $8.5 billion, which served to offset a 50-basis point decline in the average yield to 7.04%. While the lower yield reflects the decline in market interest rates and the restructuring of the Company's assets, the higher average balance reflects the record volume of loans produced in the past year, the assets acquired in the Richmond County merger, and the Company's subsequent investments in mortgage-backed securities.
    Mortgage and other loans produced interest income of $306.0 million, representing 68.3% of the nine-month 2002 total, up $82.2 million from the year-earlier amount. The 36.7% increase was fueled by a $1.5 billion, or 39.8%, rise in the average balance of loans to $5.4 billion, which served to offset a 17-basis point decline in the average yield to 7.55%.
    The interest income produced by mortgage-backed securities rose $82.4 million to $114.7 million, representing 25.6% of total interest income in the current nine-month period. The increase was the net effect of a $1.9 billion rise in the average balance to $2.5 billion and a 57-basis point reduction in the average yield to 6.05%.

    Interest Expense

    In the nine months ended September 30, 2002, the Company recorded interest expense of $170.4 million, up 11.5% from $152.9 million in the nine months ended September 30, 2001. The increase was the net effect of a $3.2 billion, or 67.0%, rise in the average balance of interest-bearing liabilities to $8.0 billion, tempered by a 142-basis point decline in the average cost of funds to 2.86%. The lower cost was a function of the identical factors that served to reduce the average cost of funds in the third quarter: the increasing concentration of core deposits within the mix of total deposits; the sale of third-party investment products in lieu of higher cost deposits; and the downward repricing of CDs during a time of declining interest rates.

    CDs generated interest expense of $46.2 million, representing 27.1% of the nine-month 2002 total, down from $80.8 million, representing 52.9%, in the year-earlier nine months. While the average balance of CDs grew $106.3 million year-over-year to $2.1 billion, the increase was largely tempered by a 252-basis point decline in the average cost of such funds to 2.99%.
    Other deposits (as previously defined) generated nine-month 2002 interest expense of $29.1 million, representing 17.1% of the total, up from $22.4 million, representing 14.6%, the nine-month 2001 amount. The increase was the net effect of a $1.5 billion rise in the average balance to $3.2 billion and a 49-basis point decline in the average cost to 1.20%. Included in the higher average balance was a $213.2 million increase in average non-interest-bearing deposits to $463.5 million.
    Borrowings generated interest expense of $95.0 million, representing 55.8% of the nine-month 2002 total, up from $49.7 million, representing 32.5%, in the first nine months of 2001. The increase was the net effect of a $1.8 billion rise in the average balance to $3.1 billion, reflecting the Company's leveraging program, and a 108-basis point decline in the average cost of such funds to 4.07%.

    Net Interest Income

    The Company's net interest income rose 112.1% to $277.4 million in the current nine-month period from $130.8 million in the nine months ended September 30, 2001. In addition to the benefit of the Richmond County merger, the increase reflects the leveraged growth of the Company's interest-earning assets, primarily in the form of multi-family loans and securities.
    The Company's spread and margin showed similar year-over-year improvement, expanding 92 and 89 basis points, respectively, to 4.18% and 4.36% in the current nine-month period.

    Other Operating Income

    Other operating income totaled $71.4 million in the first nine months of 2002 and $71.6 million in the comparable period in 2001. Included in the 2001 amount were net securities gains of $25.3 million and gains of $11.4 million on the sale of one-to-four family loans and a bank-owned property. In comparison, the 2002 amount includes net securities gains of $11.7 million, equivalent, on an after-tax basis, to $7.6 million, or $0.07 per share.

    Excluding the respective gains, the Company recorded core other operating income of $59.7 million in the current nine-month period, as compared to $34.9 million in the year-earlier nine months. The increase reflects an $8.3 million rise in fee income to $32.8 million and a $16.5 million rise in core other income to $26.9 million.

    Non-interest Expense

    The Company recorded non-interest expense of $105.3 million in the current nine-month period, as compared to $92.2 million in the first nine months of 2001. While the 2002 amount includes CDI amortization of $4.5 million, the 2001 amount includes CDI and goodwill amortization of $5.4 million combined. The difference reflects the Company's January 1, 2002 adoption of SFAS Nos. 141 and 142 and the resultant discontinuation of the amortization of goodwill as of that date.
    Operating expense totaled $100.8 million, representing 1.38% of average assets, in the current nine-month period, as compared to $86.7 million, representing 2.10%, in the nine months ended September 30, 2001. Included in the 2001 amount was the aforementioned non-recurring charge of $22.0 million; excluding this charge, nine-month 2001 operating expense totaled $64.7 million, and compensation and benefits expense totaled $31.2 million.
    The higher level of operating expense in the first nine months of 2002 thus reflects a $23.4 million increase in core compensation and benefits expense to $54.6 million; a $5.3 million increase in occupancy and equipment expense to $17.7 million; a $5.3 million increase in G&A expense to $24.3 million; and a $2.1 million increase in other expense to $4.2 million. The increase in operating expense and the modest decline in other operating income were sufficiently offset by the rise in net interest income to produce an improvement in the efficiency ratio to 28.91%.

    Income Tax Expense

    The Company recorded income tax expense of $78.6 million in the current nine-month period, up from $48.3 million in the first nine months of 2001. The increase reflects a $133.2 million rise in pre-tax income to $243.4 million and a decline in the effective tax rate to 32.3% from 43.8%. The higher effective tax rate in 2001 reflects the aforementioned $3.0 million tax rate adjustment and the non-deductibility of the merger-related expense. Management anticipates that the effective tax rate for the twelve months ended December 31, 2002 will range between 32.0% and 32.5%.

    Balance Sheet Summary

    Loans

    The Company recorded total assets of $10.0 billion at September 30, 2002, up from $9.2 billion at December 31, 2001. Asset growth was driven by a record level of mortgage loan production, with nine-month 2002 originations totaling $1.9 billion, including $462.9 million in the third quarter of the year.
    Multi-family loan originations represented $345.2 million, or 74.6%, of third quarter 2002 production, and $1.5 billion, or 78.8%, of production year-to-date. The Company's continued focus on multi-family loans is further reflected in the growing balance of such loans within the mix of mortgage loans outstanding. Multi-family loans represented 79.0% of total mortgage loans at the close of the third quarter, up from 61.6% at December 31, 2001. At September 30, 2002, the average loan in the portfolio had a principal balance of $1.7 million and a loan-to-value ratio of 58.0%.
    The yearlong rise of multi-family loans was accompanied by a significant yearlong reduction in the portfolio of one-to-four family loans. While the portfolio of multi-family loans rose $901.2 million, or 27.7%, since year-end 2001 to $4.2 billion, the portfolio of one-to-four family loans declined $887.9 million to $430.4 million at the current quarter's end. The latter decline primarily reflects the second quarter 2002 securitization of one-to-four family loans totaling $572.5 million, consistent with management's focus on establishing a more risk-averse asset mix. In contrast to multi-family loans, one-to-four family loans thus represented 8.2% of quarter-end mortgage loans outstanding; as new one-to-four family loans are typically originated on a conduit basis, the portfolio of such loans is unlikely to reflect organic growth.
    The growth in multi-family loans was further offset by declines of $23.8 million and $14.8 million, respectively, in commercial real estate and construction loans to $538.1 million and $137.6 million, at September 30, 2002. The net effect was a $25.2 million reduction in total mortgage loans outstanding to $5.3 billion at that date.
    The portfolio of other loans declined $31.5 million from the year-end 2001 level to $85.5 million at September 30, 2002. The reduction reflects the Company's practice of originating such loans on a conduit basis, as well as the sale of home equity loans in the second quarter of the year.

    Asset Quality

    The quality of the Company's loans was clearly conveyed by the continued absence of any net charge-offs, and by the balance of non-performing loans and assets recorded at September 30, 2002. Non-performing loans declined $2.7 million and $6.5 million, respectively, to $11.0 million, from the levels recorded at June 30, 2002 and December 31, 2001. The balance of non-performing loans at September 30, 2002 was equivalent to 0.21% of loans, net, down from 0.26% and 0.33%, respectively, at the prior period-ends. Included in the September 30, 2002 amount were mortgage loans in foreclosure totaling $9.3 million and loans 90 days or more delinquent totaling $1.7 million.

    Foreclosed real estate also declined, to $121,000, from $145,000 and $249,000, respectively, at June 30, 2002 and December 31, 2001. Non-performing assets thus totaled $11.1 million at September 30, 2002, down $2.7 million and $6.6 million, respectively, from the levels recorded at the earlier dates. The September 30, 2002 amount was equivalent to 0.11% of total assets, as compared to 0.14% and 0.19%, respectively.
    In the absence of any net charge-offs or provisions for loan losses, the allowance for loan losses was maintained at $40.5 million, representing 367.90% of non-performing loans and 0.76% of loans, net. Management assesses the adequacy of the loan loss allowance on a regular basis, and considers, among other factors, the historic and current quality of the loan portfolio.

    Securities and Mortgage-backed Securities

    The leveraged growth of the Company is partially reflected in the higher balance of securities available for sale and held to maturity at September 30, 2002. Throughout the year, the Company has taken advantage of the yield curve to enhance its earnings with investments in securities with favorable yields. Available-for-sale securities rose $660.4 million from the December 31, 2001 level to $3.0 billion, while securities held to maturity rose $257.3 million to $460.5 million.
    The increase in securities available for sale reflects the Company's second quarter 2002 securitization of one-to-four family loans totaling $572.5 million, as well as new investments in securities. Mortgage-backed securities represented $2.7 billion of the $3.0 billion total, while trust-preferred securities represented $187.5 million. The portfolio of securities held to maturity largely consisted of trust-preferred securities, totaling $202.2 million, and Federal Home Loan Bank of New York stock, totaling $176.5 million. The remainder of the portfolio consisted of corporate bonds and preferred stock.
    The growth in securities available for sale and held to maturity was partly offset by an $8.7 million reduction in the portfolio of mortgage-backed securities held to maturity. While the Company continues to invest in such assets, they typically are classified as available for sale.

    Goodwill and Core Deposit Intangibles

    The Company recorded goodwill of $624.5 million at September 30, 2002, up $9.9 million from the level recorded at December 31, 2001.
The increase was primarily due to the Company's first quarter 2002 acquisition of the remaining 53% equity interest in Peter B. Cannell &
Co., Inc., an investment advisory firm.
    Pursuant to the Company's adoption of SFAS Nos. 141 and 142 on January 1, 2002, the amortization of goodwill has been discontinued; however the amortization of CDI will continue at a rate of $1.5 million per quarter through 2011. Accordingly, the balance of CDI declined $4.5 million to $53.0 million at September 30, 2002 from the level recorded at December 31, 2001.

    Sources of Funds

    The Company's continuing emphasis on low-cost core deposits is reflected in its deposit mix at September 30, 2002. Core deposits totaled $3.3 billion at that date, representing 63.8% of total deposits, as compared to $3.0 billion, or 55.8%, at December 31, 2001. The increase in core deposits stemmed from a $226.5 million rise in NOW and money market accounts to $1.2 billion; a $349,000 rise in savings accounts to $1.6 billion; and an $11.6 million rise in non-interest-bearing accounts to $466.8 million.
    The growth of core deposits was offset by a decline of $547.9 million in the balance of CDs. CDs totaled $1.9 billion at September 30, 2002, representing 36.2% of total deposits, as compared to $2.4 billion, representing 44.2%, at year-end 2001. The net effect of the drop in CDs and the rise in core deposits was a $309.4 million reduction in total deposits to $5.1 billion.
    The decline in CDs was partially due to the Company's ongoing focus on the sale of investment products through its branch network. Such products offer customers higher yields than traditional banking products, while generating revenues for the Company. The decline in CDs also reflects the divestiture of 14 in-store branches during the second quarter of 2002. With the opening of a traditional branch office in July 2002 and another currently in the approval process, the Company will have 110 banking offices serving metropolitan New York and New Jersey in early 2003.
    The decline in deposits was largely offset by an increase in the balance of borrowings at quarter's end. Reflecting the yearlong implementation of an aggressive leveraging program, borrowings rose $944.1 million to $3.5 billion from the balance recorded at December 31, 2001. Included in the 2002 amount were FHLB borrowings of $1.8 billion, reverse repurchase agreements of $1.5 billion, and trust-preferred securities of $187.8 million.

    Stockholders' Equity

    Stockholders' equity rose to $1.2 billion at September 30, 2002 from $983.1 million at December 31, 2001. The 2002 amount was equivalent to 12.26% of total assets and a book value of $11.88 per share, based on 103,623,122 shares. The increase in stockholders' equity reflects nine-month cash earnings of $190.6 million and net proceeds of $147.5 million stemming from the sale of 5,865,000 shares in the Company's secondary offering on May 14, 2002. At the same time, the level of stockholders' equity was reduced by the distribution of cash dividends totaling $57.7 million and the allocation of $71.3 million toward the repurchase of 2,597,016 shares over the nine-month period. Under the Board of Directors' current share repurchase authorization, there were 719,771 shares still available for repurchase at September 30, 2002.

    Forward-looking Statements and Associated Risk Factors

    This release, and the associated post-earnings conference call and web cast, contain certain forward-looking statements with regard to the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.
    Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services.
    Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings, which are available at the Company's web site, www.myNYCB.com.
    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

    (1) In the third quarter of 2001, the Company recorded a merger-related charge of $22.0 million and a tax-rate adjustment-related charge of $3.0 million, which was offset by combined after-tax gains of $12.0 million on the sale of securities, loans, and a bank-owned property.

    (2) The Company's third quarter 2002 earnings include three months of consolidated operations with Richmond County, versus two months in the third quarter of 2001.

    (3) In the first nine months of 2001, the net charge recorded in the third quarter was further offset by after-tax gains of $23.1 million on the sale of securities and loans in the first quarter of the year.

    (4) The Company's nine-month 2002 and 2001 earnings include nine and two months of consolidated operations with Richmond County, respectively.


                   NEW YORK COMMUNITY BANCORP, INC.
                 CONSOLIDATED STATEMENTS OF CONDITION
                            (in thousands)

                                     September 30,       December 31,
                                         2002               2001
                                      (unaudited)
                                     -------------      -------------
Assets
Cash and due from banks                $   114,781         $  168,449
Money market investments                    28,452             10,166
Securities held to maturity
 (estimated market value of
 $466,747 and $203,647,
 respectively)                             460,485            203,195
Mortgage-backed securities
 held to maturity (estimated
 market value of $43,614 and
 $51,119, respectively)                     42,116             50,865
Securities available for sale            3,035,206          2,374,782
Mortgage loans:
  Multi-family                           4,156,361          3,255,167
  1-4 family                               430,437          1,318,295
  Commercial real estate                   538,141            561,944
  Construction                             137,596            152,367
                                     -------------      -------------
Total mortgage loans                     5,262,535          5,287,773
Other loans                                 85,451            116,969
Less: Unearned loan fees                    (5,648)            (3,055)
      Allowance for loan losses            (40,500)           (40,500)
                                     -------------      -------------
Loans, net                               5,301,838          5,361,187
Premises and equipment, net                 75,683             69,010
Goodwill, net                              624,518            614,653
Core deposit intangible, net                53,000             57,500
Deferred tax asset, net                     13,125             40,396
Other assets                               291,023            252,432
                                     -------------      -------------
Total assets                           $10,040,227         $9,202,635
                                     =============      =============

Liabilities and Stockholders'
 Equity
Deposits:
  NOW and money market accounts        $ 1,174,857         $  948,324
  Savings accounts                       1,639,588          1,639,239
  Certificates of deposit                1,860,002          2,407,906
  Non-interest-bearing accounts            466,758            455,133
                                     -------------      -------------
Total deposits                           5,141,205          5,450,602
                                     -------------      -------------
Official checks outstanding                 10,656             87,647
Borrowings                               3,450,898          2,506,828
Mortgagors' escrow                          39,051             21,496
Other liabilities                          167,350            152,928
                                     -------------      -------------
Total liabilities                        8,809,160          8,219,501
                                     -------------      -------------
Stockholders' equity:
  Preferred stock at par $0.01
   (5,000,000 shares authorized;
   none issued)                                 --                 --
  Common stock at par $0.01
   (150,000,000 shares authorized;
   108,224,425 shares issued;
   107,274,197 and 101,845,276 shares
   outstanding at September 30, 2002
   and December 31, 2001, respectively)      1,082              1,082
  Paid-in capital in excess of par       1,013,263            898,830
  Retained earnings
   (substantially restricted)              222,278            167,511
  Less: Treasury stock (950,228
         and 6,379,149 shares,
          respectively)                    (24,011)           (78,294)
        Unallocated common
         stock held by ESOP                (20,866)            (6,556)
        Common stock held by SERP           (3,113)            (3,113)
        Unearned common stock held
         by RRPs                               (41)               (41)
  Accumulated other comprehensive
   income, net of tax effect                42,475              3,715
                                     -------------      -------------
Total stockholders' equity               1,231,067            983,134
                                     -------------      -------------
Total liabilities and
 stockholders' equity                  $10,040,227         $9,202,635
                                     =============      =============




                        NEW YORK COMMUNITY BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                   For the              For the
                             Three Months Ended    Nine Months Ended
                                September 30,        September 30,
                            --------------------  --------------------
                               2002       2001       2002       2001
                            ---------- ---------  ---------- ---------
Interest Income:
  Mortgage and other loans  $ 99,862   $ 90,180   $305,991   $223,787
  Securities                   8,754      7,944     26,465     22,077
  Mortgage-backed securities  45,353     22,206    114,670     32,300
  Money market investments       377        684        654      5,523
                            ---------- ---------- ---------- ---------
Total interest income        154,346    121,014    447,780    283,687
                            ---------- ---------- ---------- ---------

Interest Expense:
  NOW and money market
   accounts                    4,403      4,264     11,994     11,214
  Savings accounts             5,434      6,842     17,126     11,163
  Certificates of deposit     11,519     28,864     46,247     80,842
  Borrowings                  34,130     21,604     95,045     49,682
  Mortgagors' escrow               3          1         12         13
                            ---------- ---------- ---------- ---------
Total interest expense        55,489     61,575    170,424    152,914
                            ---------- ---------- ---------- ---------
    Net interest income       98,857     59,439    277,356    130,773
Provision for loan losses         --         --         --         --
                            ---------- ---------- ---------- ---------
    Net interest income
     after provision for
     loan losses              98,857     59,439    277,356    130,773
                            ---------- ---------- ---------- ---------

Other Operating Income:
  Fee income                  10,816      8,805     32,799     24,527
  Net securities gains         3,903     16,354     11,685     25,300
  Other                        8,887      6,864     26,898     21,805
                            ---------- ---------- ---------- ---------
Total other operating
 income                       23,606     32,023     71,382     71,632
                            ---------- ---------- ---------- ---------

Non-interest Expense:
Operating expense:
  Compensation and benefits   18,982     35,656     54,635     53,198
  Occupancy and equipment      6,043      5,321     17,712     12,410
  General and administrative   7,748      8,002     24,322     19,011
  Other                        1,076        763      4,168      2,111
                            ---------- ---------- ---------- ---------
Total operating expense       33,849     49,742    100,837     86,730
                            ---------- ---------- ---------- ---------
  Amortization of core
   deposit intangible
   and goodwill                1,500      2,482      4,500      5,446
                            ---------- ---------- ---------- ---------
Total non-interest expense    35,349     52,224    105,337     92,176
                            ---------- ---------- ---------- ---------

Income before income taxes    87,114     39,238    243,401    110,229
Income tax expense            26,756     23,631     78,593     48,283
                            ---------- ---------- ---------- ---------
    Net income              $ 60,358   $ 15,607   $164,808   $ 61,946
                            ========== ========== ========== =========

    Earnings per share         $0.58      $0.18      $1.63      $0.90
    Diluted earnings per
     share                     $0.58      $0.18      $1.61      $0.87
                            ========== ========== ========== =========




                        NEW YORK COMMUNITY BANCORP, INC.
                          NET INTEREST INCOME ANALYSIS
                             (dollars in thousands)

                                      Three Months Ended September 30,
                                     ---------------------------------
                                                   2002
                                     ---------------------------------
                                                               Average
                                         Average               Yield/
                                         Balance     Interest   Cost
                                      -------------  --------  -------
Assets:
Interest-earning assets:
  Mortgage and other loans, net        $ 5,324,162  $ 99,862    7.50 %
  Securities                               609,915     8,754    5.74
  Mortgage-backed securities             2,948,337    45,353    6.15
  Money market investments                  32,184       377    4.65
                                      -------------  --------  -------
Total interest-earning assets            8,914,598   154,346    6.93
Non-interest-earning assets              1,192,603
                                      -------------
Total assets                           $10,107,201
                                      =============
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
  NOW and money market accounts        $ 1,140,190  $  4,403    1.53 %
  Savings accounts                       1,659,270     5,434    1.30
  Certificates of deposit                1,906,057    11,519    2.40
  Borrowings                             3,567,339    34,130    3.80
  Mortgagors' escrow                        30,686         3    0.04
                                      -------------  --------  -------
Total interest-bearing liabilities       8,303,542    55,489    2.65
Non-interest-bearing deposits              462,981
Other liabilities                          117,523
                                      -------------
Total liabilities                        8,884,046
Stockholders' equity                     1,223,155
                                      -------------
Total liabilities and stockholders'
 equity                                $10,107,201
                                      =============
Net interest income/interest rate
 spread                                             $ 98,857    4.28 %
                                                     ========  =======
Net interest-earning assets/net
 interest margin                       $   611,056              4.44 %
                                      =============            =======
Ratio of interest-earning assets to
 interest-bearing liabilities                                   1.07 x
                                                               =======



                                      Three Months Ended September 30,
                                     ---------------------------------
                                                    2001
                                     ---------------------------------
                                                               Average
                                          Average              Yield/
                                          Balance    Interest  Cost
                                        -----------  --------  -------
Assets:
Interest-earning assets:
  Mortgage and other loans, net         $4,644,558  $ 90,180    7.70 %
  Securities                               404,761     7,944    7.79
  Mortgage-backed securities             1,329,680    22,206    6.63
  Money market investments                 109,726       684    2.47
                                        -----------  --------  -------
Total interest-earning assets            6,488,725   121,014    7.40
Non-interest-earning assets                832,914
                                        -----------
Total assets                            $7,321,639
                                        ===========
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
  NOW and money market accounts         $  824,892  $  4,264    2.05 %
  Savings accounts                       1,211,617     6,842    2.24
  Certificates of deposit                2,303,219    28,864    4.97
  Borrowings                             1,804,426    21,604    4.75
  Mortgagors' escrow                        19,031         1    0.02
                                        -----------  --------  -------
Total interest-bearing liabilities       6,163,185    61,575    3.96
Non-interest-bearing deposits              354,198
Other liabilities                           65,744
                                        -----------
Total liabilities                        6,583,127
Stockholders' equity                       738,512
                                        -----------
Total liabilities and stockholders'
 equity                                 $7,321,639
                                        ===========
Net interest income/interest rate
 spread                                             $ 59,439    3.44 %
                                                     ========  =======
Net interest-earning assets/net
 interest margin                        $  325,540              3.63 %
                                        ===========            =======
Ratio of interest-earning assets to
 interest-bearing liabilities                                   1.05 x
                                                               =======


                        NEW YORK COMMUNITY BANCORP, INC.
                          NET INTEREST INCOME ANALYSIS
                             (dollars in thousands)


                                      Nine Months Ended September 30,
                                     ---------------------------------
                                                  2002
                                     ---------------------------------
                                                              Average
                                       Average                Yield/
                                       Balance    Interest    Cost
                                     -----------  ---------  --------
Assets:
Interest-earning assets:
  Mortgage and other loans, net      $5,421,713   $305,991     7.55 %
  Securities                            523,568     26,465     6.76
  Mortgage-backed securities          2,533,921    114,670     6.05
  Money market investments               22,801        654     3.83
                                     -----------  ---------  --------
Total interest-earning assets         8,502,003    447,780     7.04
Non-interest-earning assets           1,270,401
                                     -----------
Total assets                         $9,772,404
                                     ===========
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
  NOW and money market accounts      $1,069,407   $ 11,994     1.50 %
  Savings accounts                    1,667,570     17,126     1.37
  Certificates of deposit             2,069,431     46,247     2.99
  Borrowings                          3,125,106     95,045     4.07
  Mortgagors' escrow                     42,983         12     0.04
                                     -----------  ---------  --------
Total interest-bearing liabilities    7,974,497    170,424     2.86
Non-interest-bearing deposits           463,531
Other liabilities                       223,748
                                     -----------
Total liabilities                     8,661,776
Stockholders' equity                  1,110,628
                                     -----------
Total liabilities and stockholders'
 equity                              $9,772,404
                                     ===========
Net interest income/interest rate
 spread                                           $277,356     4.18 %
                                                  =========  ========
Net interest-earning assets/net
 interest margin                     $  527,506                4.36 %
                                     ===========             ========
Ratio of interest-earning assets to
 interest-bearing liabilities                                  1.07 x
                                                             ========




                                      Nine Months Ended September 30,
                                     ---------------------------------
                                                   2001
                                     ---------------------------------
                                                              Average
                                       Average                Yield/
                                       Balance     Interest    Cost
                                     ------------  ---------  -------
Assets:
Interest-earning assets:
  Mortgage and other loans, net       $3,877,189   $223,787    7.72 %
  Securities                             331,396     22,077    8.91
  Mortgage-backed securities             652,347     32,300    6.62
  Money market investments               171,495      5,523    4.31
                                     ------------  ---------  -------
Total interest-earning assets          5,032,428    283,687    7.54
Non-interest-earning assets              487,055
                                     ------------
Total assets                          $5,519,483
                                     ============
Liabilities and Stockholders'
 Equity:
Interest-bearing liabilities:
  NOW and money market accounts       $  754,449   $ 11,214    1.99 %
  Savings accounts                       740,116     11,163    2.02
  Certificates of deposit              1,963,119     80,842    5.51
  Borrowings                           1,290,772     49,682    5.15
  Mortgagors' escrow                      27,026         13    0.06
                                     ------------  ---------  -------
Total interest-bearing liabilities     4,775,482    152,914    4.28
Non-interest-bearing deposits            250,324
Other liabilities                         56,528
                                     ------------
Total liabilities                      5,082,334
Stockholders' equity                     437,149
                                     ------------
Total liabilities and
 stockholders' equity                 $5,519,483
                                     ============
Net interest income/interest rate
 spread                                            $130,773    3.26 %
                                                   =========  =======
Net interest-earning assets/net
 interest margin                      $  256,946               3.47 %
                                     ============             =======
Ratio of interest-earning assets
 to interest-bearing liabilities                               1.05 x
                                                              =======




                        NEW YORK COMMUNITY BANCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                    (dollars in thousands, except share data)
                                   (unaudited)

                             For the                  For the
                       Three Months Ended        Nine Months Ended
                          September 30,            September 30,
                    --------------------------------------------------
                          2002        2001         2002        2001
                    --------------------------------------------------
REPORTED EARNINGS
 DATA:
Earnings                $60,358     $15,607     $164,808     $61,946
Earnings per share         0.58        0.18         1.63        0.90
Diluted earnings per
 share                     0.58        0.18         1.61        0.87
Return on average
 assets                    2.39 %      0.85 %       2.25 %      1.50 %
Return on average
 stockholders'
 equity                   19.74        8.45        19.79       18.89
Return on average
 tangible
 stockholders'
 equity                   44.25       45.65        76.10       62.66
Operating expense to
 average assets            1.34        2.72         1.38        2.10
Interest rate spread       4.28        3.44         4.18        3.26
Net interest margin        4.44        3.63         4.36        3.47
Efficiency ratio          27.64       54.39        28.91       42.85
Shares used for EPS
 computation        103,696,080  85,249,996  101,343,591  68,861,790
Shares used for
 diluted EPS
 computation        104,774,887  87,668,449  102,350,677  70,831,863

CASH EARNINGS DATA:
Earnings                $64,250     $48,146     $190,606    $105,535
Earnings per share         0.62        0.56         1.88        1.53
Diluted earnings per
 share                     0.61        0.55         1.86        1.49
Return on average
 assets                    2.54 %      2.63 %       2.60 %      2.55 %
Return on average
 stockholders'
 equity                   21.01       26.08        22.88       32.19
Operating expense to
 average assets            1.28        1.43         1.31        1.48
Efficiency ratio          26.31       28.71        27.59       30.24



                                           At September  At December
                                                30,           31,
                                           ---------------------------
                                               2002          2001
                                           ------------- -------------
BALANCE SHEET DATA:
Book value per share                            $11.88        $10.05
Tangible book value per share                     5.34          3.18
Regulatory leverage capital ratio                 7.45 %        5.95 %
Stockholders' equity to total assets             12.26         10.68
Shares used for book value computation     103,623,122    97,774,030
Total shares issued and outstanding        107,274,197   101,845,276

ASSET QUALITY RATIOS:
Non-performing loans to loans, net                0.21 %        0.33 %
Non-performing assets to total assets             0.11          0.19
Allowance for loan losses to non-
 performing loans                               367.90        231.46
Allowance for loan losses to loans, net           0.76          0.76



    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola, 516/683-4420